Exhibit 10.2

DATED

01/09/2021

collateral deed

between

RAHIM SHAH

and

FTFT UK LIMITED

This deed is dated

Parties

(1)	RAHIM SHAH of Unit 421, Jhumat House 160 London Road, Barking, Essex IG11 8BB England (Seller)

(2)	FTFT UK LIMITED incorporated and registered in England and Wales with company number 13543436 whose registered office is at Salisbury House Unit 562, 31 London Wall, London, United Kingdom, EC2M 5PS (Buyer)

(each a Party and together the Parties)

BACKGROUND

(A)	Seller and Buyer have on the date hereof entered into a contract for the sale and purchase of shares owned by Seller in Khyber Money Exchange Ltd, a company incorporated and registered in England and Wales with company number 06832517 whose registered office is at Unit 421, 160 London Road, Barking, England, IG11 8BB (the SPA).

(B)	This deed is entered into further to and in pursuance of the SPA.

Agreed terms

1.	Interpretation

1.1	In this deed, expressions defined in the SPA and used in this deed have the meaning set out in the SPA.

1.2	The rules of interpretation set out in the SPA apply to this deed.

1.3	Reference in this deed to Clauses mean clauses of this deed.

2.	Transaction Document

2.1	This deed shall constitute a Transaction Document.

3.	Parties’ obligations

3.1	Upon the date hereof:

(a)	Buyer shall pay Euros €685,000 to Buyer’s Solicitors to be held by Buyer’s Solicitors in their client account; and

(b)	Seller shall pay Euros €68,500 to Seller’s Solicitors to be held by Seller’s Solicitors in their client account.

3.2	On the Completion Date, Buyer shall procure that the monies paid by Buyer under Clause 3.1(a) shall be paid by Buyer’s Solicitors to Seller’s Solicitors to fulfil the obligations of Buyer under the SPA to pay the Purchase Price. Payment in accordance with this Clause 3.2 shall be a good and valid discharge of Buyer’s obligations to pay the Purchase Price, and Buyer shall not be concerned to see the application of the monies so paid.

3.3	In the event that approval to the proposed change of control of the Company from Seller to Buyer is refused by the Financial Conduct Authority pursuant to the Payment Services Regulations 2017 due to the Buyer’s failure to satisfy its obligations, warrants or representations as set out in the SPA, or due to a negligent act or omission or anyone under its authority or control and subject to all other Conditions having been satisfied:

(a)	Buyer shall procure that payment of the sum of Euros €68,500 (being 10% of the Purchase Price) shall be paid by Buyer’s Solicitors to Seller’s Solicitors for onward transmission to Seller as a liquidated sum;

(b)	Buyer shall procure that Buyer’s Solicitors shall repay to Buyer the balance of the monies paid to them under Clause 3.1(a);

(c)	Seller shall procure that Seller’s Solicitors shall repay to Seller the monies paid to them under Clause 3.1(b); and

(d)	this Agreement and the SPA shall thereupon terminate (without prejudice to any rights and remedies of either party in respect of any prior breach by the other of this Agreement and/or the SPA).

3.4	In the event that approval to the proposed change of control of the Company from Seller to Buyer is refused by the Financial Conduct Authority pursuant to the Payment Services Regulations 2017 due to the Seller’s failure to satisfy its obligations, warrants or representations as set out in the SPA, or due to the negligent act or omission of Seller or anyone under his authority or control:

(a)	Seller shall procure that payment of the sum of Euros €68,500 (being 10% of the Purchase Price) shall be paid by Seller’s Solicitors to Buyer’s Solicitors for onward transmission to Buyer as a liquidated sum;

(b)	Buyer shall procure that Buyer’s Solicitors shall repay to Buyer the monies paid to them under Clause 3.1(a); and

(c)	this Agreement and the SPA shall thereupon terminate (without prejudice to any rights and remedies of either party in respect of any prior breach by the other of this Agreement and/or the SPA).

3.5	In the event that either:

(a)	approval to the proposed change of control of the Company from Seller to Buyer is not given by the Financial Conduct Authority pursuant to the Payment Services Regulations 2017 other than due to the negligent act or omission of a Party or anyone under its authority or control: or

(b)	another Condition is not satisfied other than due to the negligent act or omission of Seller the following will occur:

(i)	Buyer shall procure that Buyer’s Solicitors shall repay to Buyer the monies paid to them under Clause 3.1(a);

(ii)	Seller shall procure that Seller’s Solicitors shall repay to Seller the monies paid to them under Clause 3.1(b); and

(iii)	this Agreement and the SPA shall thereupon terminate (without prejudice to any rights and remedies of either party in respect of any prior breach by the other of this Agreement and/or the SPA).

3.6	In the event of any dispute between the Parties (which cannot be resolved amicably) as to:

(a)	whether the reason for the refusal of the Financial Conduct Authority to grant approval to the proposed change of control of the Company from Seller to Buyer pursuant to the Payment Services Regulations 2017 was due to the negligent act or omission of the Buyer or of the Seller; or

(b)	whether another Condition has been satisfied; or

(c)	whether the reason that another Condition has not been satisfied is due to the negligent act or omission of the Seller either Party shall be entitled to refer such dispute for the decision of an independent expert (acting as an expert not as an arbitrator) who shall be appointed (in the absence of agreement between the Parties) by the Chartered Institute of Arbitrators and whose decision shall be final (save in the case of manifest error) and whose costs shall be borne equally by the Parties.

3.7	Buyer shall procure that Buyer’s Solicitors will give a solicitor’s undertaking to make payment in accordance with Clause 3.3(a) in the event that:

(a)	a claim for payment is made by Seller in writing to the Buyer which is not disputed by Buyer within seven days of such claim being served; or

(b)	if such claim is disputed, a joint letter is written by the Parties to Buyer’s Solicitors instructing such payment to be made; or

(c)	the independent expert appointed under Clause 3.6 finds in favour of Seller with the effect that refusal to instruct Buyer’s Solicitors to make payment in accordance with the undertaking would be unreasonable.

3.8	Seller shall procure that Seller’s Solicitors will give a solicitor’s undertaking to make payment in accordance with Clause 3.4(a) in the event that:

(a)	a claim for payment is made by Buyer in writing to Seller which is not disputed by Seller within seven days of such claim being served; or

(b)	if such claim is disputed, a joint letter is written by the Parties to Seller’s Solicitors instructing such payment to be made; or

(c)	the independent expert appointed under Clause 3.6 finds in favour of Buyer with the effect that refusal to instruct Seller’s Solicitors to make payment in accordance with the undertaking would be unreasonable.

3.9	Each Party agrees (at its own cost) to perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) all further documents that may be reasonably required by the other Party to implement and give effect to this deed.

4.	Governing law

This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

5.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this deed or its subject matter or formation.

6.	Currency conversion

6.1	All payments under this Deed shall be in GBP notwithstanding that the amount is stated in Euros.

6.2	The rate of exchange shall be as determined in the transaction effected by the payor’s bank and the payee’s bank. Neither party shall have any claim against the other in relation to currency conversion rates or in relation to bank charges deducted in relation to such currency conversion.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Signed as deed by RAHIM SHAH in the presence of:	……………….

……………………	[SIGNATURE OF RAHIM SHAH]

[SIGNATURE OF WITNESS]

[NAME, ADDRESS [AND OCCUPATION] OF WITNESS]

Executed as deed by FTFT UK LIMITED acting by Xiaochen Zhao a director, in the presence of:	……………….

……………………	[SIGNATURE OF DIRECTOR]

[SIGNATURE OF WITNESS]	Director

[SHANCHUN HUANG, LONDON, UK, SW1W 0AJ [CEO] OF WITNESS]